Exhibit 16

Deloitte &
    Touche
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                                Deloitte & Touche LLP  Telephone: (714) 436-7100
                                Suite 1200             Facsimile: (714) 436-7200
                                695 Town Center Drive
                                Costa Mesa, California  92626-1924


December 23, 1998



Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549



Ladies and Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of Spectrum Laboratories, Inc., dated December 17, 1998.



Yours truly,

/S/ Deloitte & Touche LLP
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Deloitte & Touche LLP